Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.10 per share, of EMS Technologies, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated February 1, 2011

MMI INVESTMENTS, L.P.

By:	MCM Capital Management, LLC General Partner

By:	/s/ Jerome J. Lande
Jerome J. Lande
Executive Vice President

MMI PLUS, L.P.

By:	MCM Capital Management, LLC General Partner

By:	/s/ Jerome J. Lande
Jerome J. Lande
Executive Vice President

MCM CAPITAL MANAGEMENT, LLC

By:	/s/ Jerome J. Lande
Jerome J. Lande
Executive Vice President

/s/ Clay B. Lifflander
CLAY B. LIFFLANDER

/s/ Jerome J. Lande
JEROME J. LANDE

/s/ Carroll R. Wetzel, Jr.
CARROLL R. WETZEL, JR.

/s/ Theodore E. Martin
THEODORE E. MARTIN

/s/ Samme L. Thompson
SAMME L. THOMPSON